Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 7, 2024 (the “Third Amendment Effective Date”), by and between BGC Group, Inc., a Delaware corporation (“BGC”) and Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, BGC Partners, Inc. and Cantor entered into that certain Credit Agreement, dated as of March 19, 2018, and as amended on August 6, 2018 (the “Original Agreement”);

WHEREAS, BGC assumed all of the rights and obligations of BGC Partners, Inc. under the Original Agreement on October 6, 2023 and superseded BGC Partners, Inc. as a party thereto (such assumed agreement, as further amended, restated, amended and restated, extended, supplemented, assigned and assumed or otherwise modified prior to the date hereof, most recently on March 8, 2024, the “Credit Agreement”);

WHEREAS, BGC and Cantor desire to make certain amendments to the Credit Agreement, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Credit Agreement.

(a) The defined term “Applicable Rate” in Section 1 of the Credit Agreement shall be amended in its entirely to read as follows:

“Applicable Rate” shall mean, (a) (i) with respect to Loans (other than FICC-GSD Margin Loans) made to Cantor as Borrower, the interest rate then in effect for revolving loans under the Cantor RCF Credit Agreement less 25 basis points (0.25%), and (ii) with respect to Loans (other than FICC-GSD Margin loans) made to BGC as Borrower other than FICC-GSD Margin Loans, the interest rate then in effect for revolving loans under the BGC RCF Credit Agreement less 25 basis points (0.25%) and (b) with respect to Loans that are FICC-GSD Margin Loans, an interest rate equal to the overnight interest rate actually earned, directly or indirectly by the Borrower, on borrowings under the applicable FICC-GSD Loan. The Applicable Rate for each Rate Period shall be reasonably determined by the Lender in accordance herewith, and the Lender shall advise the Borrower of such determination. With respect to FICC-GSD Margin Loans, the Applicable Rate may change daily.

(b) Section 1 of the Credit Agreement shall be amended to add the following defined term after the definition of “Effective Date” and before the definition of “Lender”:

“FICC-GSD Margin Loans” means loans made by a Party, the use of proceeds of which will be to directly or indirectly (i) post margin at any clearinghouse, including without limitation the Government Securities Division of the Fixed Income Clearing Corporation, (ii) keep funds available for the purpose of posting such margin, or (iii) otherwise facilitate the clearing and settlement of trades.

“FICC-GSD” means the Government Securities Division of the Fixed Income Clearing Corporation.

(c) Section 2.1(a) of the Credit Agreement is amended to add the following sentence at the end of Section 2.1(a):

Notwithstanding the foregoing, unless otherwise agreed by the Parties, in no event shall the Maturity Date in respect of FICC-GSD Margin Loans exceed 35 days from the date the Loan is made.

2. Representations and Warranties. Each Party hereby represents and warrants to the other that:

(a) This Amendment has been duly and validly executed by such Party and constitutes the legal, valid, and binding obligations of such Party, enforceable against such Person in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws generally affecting the enforcement of the rights of creditors.

(b) After giving effect to this Amendment, the representations and warranties of such Parties contained in Section 4 of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (other than those representations and warranties qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) on and as of the Third Amendment Effective Date, except to the extent that such representation and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (other than those representations and warranties qualified by materiality or Material Adverse Effect, in which case they were true and correct in all respects) as of such earlier date.

3. Third Amendment Effective Date Conditions. This Amendment shall become effective on the Third Amendment Effective Date upon receipt of the Parties of a copy of this Amendment duly executed by Cantor and BGC.

4. Miscellaneous.

(a) Amended Terms. On and after the Third Amendment Effective Date, all references to the Credit Agreement shall hereafter mean the Credit Agreement as amended by all terms of this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

(b) Counterparts. This Amendment may be executed in any number of separate counterparts, all of which, when taken together, shall constitute one and the same instrument, notwithstanding the fact that all parties did not sign the same counterpart.

(c) GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

BGC GROUP, INC.,
a Delaware corporation

By:	/s/ Jason Hauf
Name: Jason Hauf
Title: Chief Financial Officer

Cantor Fitzgerald, L.P., a Delaware limited partnership

By:	/s/ Danny Salinas
Name: Danny Salinas Title: Chief Financial Officer